Exhibit 99.1

GRAN TIERRA ANNOUNCES INDEPENDENT

RESOURCE ESTIMATES

CALGARY, Alberta, December 17, 2015, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (TSX and NYSE: GTE) is pleased to announce that an independent assessment of the Company’s prospective resources on its Colombian exploration properties has been completed by McDaniel & Associates Consultants Ltd. ("McDaniel & Associates"), and an updated independent assessment of the Company’s contingent and prospective resources on its Peruvian exploration properties has been completed by GLJ Petroleum Consultants Ltd. (“GLJ”). The independent assessments were carried out in accordance with the standards established by the Canadian Securities Administrators in National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities. The effective date of both reports is September 30, 2015.

It should be noted that these assessments do not include the oil and gas interests associated with the proposed acquisition of Petroamerica Oil Corp. (“Petroamerica”), announced on November 12, 2015. Once the acquisition of all of the outstanding common shares of Petroamerica is completed, the Company plans to release an update on risked prospective resources at a consolidated level.

The results of the McDaniel & Associates assessment demonstrate significant prospective resources in the Company’s Colombian business unit as at September 30, 2015. The contingent and prospective resources assessment for the Company’s Peruvian business unit, effective September 30, 2015, was not significantly different than what was previously reported by GLJ effective January 1, 2015 for contingent resources, and effective October 1, 2013 for prospective resources.

The tables below summarize certain information contained in the independent assessments prepared by McDaniel & Associates and GLJ.

Summary of Prospective Resources as of September 30, 2015:

	Working Interest Prospective Resources – Unrisked (1)(2)					Risked Resources Mean (2)
Colombia		Low	P50	Mean	High
Basin	Prospects / (Leads)	MMbbl/ MMcf	MMbbl/ MMcf	MMbbl/ MMcf	MMbbl/ MMcf	MMbbl/ MMcf
Light and Medium Crude Oil
Putumayo (3)(5)	30	102.0	262.2	371.3	764.6	99.4
Llanos (3)(5)	3	4.5	16.1	25.7	58.5	5.0
Sinu (3)(5)	4 (Leads)	8.4	43.4	83.1	210.7	11.7
Total (3)(4)(5)		114.9	321.7	480.1	1,033.9	116.1
Conventional Natural Gas (MMcf)
Putumayo (3)(5)	30	-	-	-	-	-
Llanos (3)(5)	3	-	-	-	-	-
Sinu (3)(5)	4 (Leads)	13.4	67.1	126.3	318.1	18.1
Total (3)(4)(5)		13.4	67.1	126.3	318.1	18.1
BOE (6)
Putumayo (3)(5)	30	102.0	262.2	371.3	764.6	99.4
Llanos (3)(5)	3	4.5	16.1	25.7	58.5	5.0
Sinu (3)(5)	4 (Leads)	10.6	54.5	104.1	263.7	14.8
Total (3)(4)(5)		117.1	332.8	501.2	1,086.9	119.2

(1)	There is no certainty that any portion of the resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the resources. See “Disclosure of Oil and Gas Information” below for important cautionary notes regarding prospective resources.
(2)	The risked resources are partially risked prospective resources that have been risked for chance of discovery, but have not been risked for the chance of development. The chance of development is defined as the probability of a project being commercially viable. Quantifying the chance of development requires consideration of both economic contingencies and other contingencies, such as legal, regulatory, market access, political, social license, internal and external approvals and commitment to project finance and development timing. As many of these factors are extremely difficult to quantify, the chance of development is uncertain and must be used with caution. The chance of development was estimated to be 75 percent in the Putumayo and Llanos Basins and 60 percent in the Sinu basin.
(3)	Total based on the probabilistic aggregation of zones within a prospect and arithmetic aggregation of the individual prospects to the Total level. The estimates of prospective resources for individual properties may not reflect the same confidence level as estimates of prospective resources for all properties, due to the effects of aggregation.
(4)	The unrisked total assumes every prospect is successful and as such is not representative of the exploration portfolio unrisked total as defined in COGE Handbook Volume 2 Section 2.8.2.
(5)	Company gross resources are based on working interest share of the property gross resources.
(6)	Based on a Mcf to BOE conversion of 6 to 1.

	Working Interest Prospective Resources – Unrisked(1)(2)					Risked Resources Mean (2)
Peru		Low	P50	Mean	High
Basin	Prospects / (Leads)	MMbbl/ MMcf	MMbbl/ MMcf	MMbbl/ MMcf	MMbbl/ MMcf	MMbbl/ MMcf
Light and Medium Crude Oil
Maranon (3)(5)	5	159.9	774.8	1,604.8	3,274.7	317.1
Ucayali (3)(5)	1	61.1	218.3	312.9	682.8	60.1
Total (3)(4)(5)		221.0	993.1	1,917.7	3,957.5	377.2
Conventional Natural Gas (MMcf)
Maranon (3)(5)	5	-	-	-	-	-
Ucayali (3)(5)	1	-	-	-	-	-
Total (3)(4)(5)		-	-	-	-	-
BOE (6)
Maranon (3)(5)	5	159.9	774.8	1,604.8	3,274.7	317.1
Ucayali (3)(5)	1	61.1	218.3	312.9	682.8	60.1
Total (3)(4)(5)		221.0	993.1	1,917.7	3,957.5	377.2

(1)	There is no certainty that any portion of the resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the resources. See “Disclosure of Oil and Gas Information” below for important cautionary notes regarding prospective resources.
(2)	The risked resources are partially risked prospective resources that have been risked for chance of discovery, but have not been risked for the chance of development. The chance of development is defined as the probability of a project being commercially viable. Quantifying the chance of development requires consideration of both economic contingencies and other contingencies, such as legal, regulatory, market access, political, social license, internal and external approvals and commitment to project finance and development timing. As many of these factors are extremely difficult to quantify, the chance of development is uncertain and must be used with caution. The chance of development was estimated to be 69 percent in the Maranon and Ucayali Basins.
(3)	Probabilistic aggregation of the individual prospect distributions was undertaken to report the best estimate unrisked and risked prospective resources of the portfolio. The estimates of prospective resources for individual properties may not reflect the same confidence level as estimates of prospective resources for all properties, due to the effects of aggregation.
(4)	The unrisked total assumes every prospect is successful and as such is not representative of the exploration portfolio unrisked total as defined in COGE Handbook Volume 2 Section 2.8.2.
(5)	Company gross resources are based on working interest share of the property gross resources.
(6)	Based on a Mcf to BOE conversion of 6 to 1.

Summary of Contingent Resources as of September 30, 2015:

	Summary of Contingent Resources (1)(2)(3)
	1C	2C	3C
Peru	MMbbl	MMbbl	MMbbl
Heavy Oil
Bretaña	34.2	53.0	80.9
Total	34.2	53.0	80.9

(1)	All of the Company's contingent resources have been classified as heavy oil. There is uncertainty that it will be commercially viable to produce any portion of the resources.
(2)	“Contingent Resources” are 100% of the volumes estimated to be recoverable from the field in the event that it is developed.
(3)	The volumes reported here are “unrisked” in the sense that no adjustment has been made for the risk that the field may not be developed in the form envisaged or may not be developed at all (i.e. no “Chance of Development” factor has been applied).

Gary Guidry, President and Chief Executive Office of Gran Tierra, commented: “the independent assessments performed by McDaniel & Associates and GLJ confirm significant contingent and prospective resources in the basins in Colombia and Peru. During 2016, the Company will continue to aggressively advance the permitting process in Colombia to be able to start testing and exploring this exciting resource. We expect the next 18 to 24 months to be transformational as we drill and open up the highly prospective resource in the Putumayo basin, and continue to advance our plans of maximizing value of the resources in Peru”.

The Company will release full comprehensive 2016 budget guidance in January 2016, after the expected finalization of the acquisition of all of the outstanding common shares of Petroamerica.

GRAN TIERRA ENERGY INC.

Gary Guidry, Chief Executive Officer

Tel: +1.403.767.6500

Ryan Ellson, Chief Financial Officer

Tel: +1.403.767.6501

Chris Metcalfe, Director Investor Relations

Tel: +1.403.698.7946

FOR MORE INFORMATION ON GRAN TIERRA ENERGY INC., PLEASE GO TO:

www.grantierra.com

DISCLAIMER

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, "forward-looking statements").  Such forward-looking statements include, but are not limited to, statements about: future projected or target production and the growth of production including the product mix of such production and expectations respecting production growth, forecasted production; our intention to provide an updated, consolidated estimate of prospective resources following the completion of the acquisition of Petroamerica; our ability to grow in both the near and long term and the funding of our growth opportunities; our possible creation of new core areas; estimated resources; estimated reserves growth and estimated barrels of oil equivalent gross working interest; our prospects and leads; estimated cash flow from operations; the plans, objectives, expectations and intentions of the company regarding production, exploration and exploration upside, development; our capital program including the changes thereto along with the expected costs and the allocation of the capital program; Gran Tierra’s financial position and the future development of the company’s business. Statements respecting reserves, contingent resources, and prospective resources are forward-looking statements as they involve the implied assessment, based on estimates and assumptions, that the reserves, contingent resources, and prospective resources described exist in the quantities predicted or estimated and can be profitably produced in the future.

The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, assumptions relating to log evaluations, the accuracy of resources estimates, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates), rig availability, the effects of drilling down-dip, the effects of waterflood and multi-stage fracture stimulation operations, the extent and effect of delivery disruptions, and the general continuance of current or, where applicable, assumed operational, regulatory and industry conditions including in areas of potential expansion, and the ability of Gran Tierra to execute its current business and operational plans in the manner currently planned. Gran Tierra believes the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time but no assurance can be given that these factors, expectations and assumptions will prove to be correct.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: Gran Tierra’s operations are located in South America, and unexpected problems can arise due to guerilla activity; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; geographic, political and weather conditions can impact the production, transport or sale of our products; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; the risk that oil prices could continue to fall, or current global economic and credit market conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption " Risk Factors" in Gran Tierra's Annual Report on Form 10-K filed March 2, 2015, and its Quarterly Report on Form 10-Q filed November 3, 2015. These filings are available on the Web site maintained by the Securities and Exchange Commission at http://www.sec.gov and on SEDAR at www.sedar.com. Although the current capital spending program and long term strategy of Gran Tierra is based upon the current expectations of the management of Gran Tierra, should any one of a number of issues arise, Gran Tierra may find it necessary to alter its business strategy and/or capital spending program and there can be no assurance as at the date of this press release as to how those funds may be reallocated or strategy changed.

All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities laws. Gran Tierra’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

DISCLOSURE OF OIL AND GAS INFORMATION

Contingent resources are the quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology underdevelopment, but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingencies are conditions that must be satisfied for a portion of contingent resources to be classified as reserves that are: (a) specific to the project being evaluated; and (b) expected to be resolved within a reasonable timeframe. Contingencies may include factors such as economic, legal, environmental, political and regulatory matters or a lack of markets. It is also appropriate to classify as contingent resources the estimated discovered recoverable quantities associated with a project in the early evaluation stage.

Estimates related to contingent resources:

All dollar amounts are in United States ("U.S.") dollars.

	Estimated cost to achieve commercial production ($MM)	General Timeline including the estimated date of first commercial production (Years)	Estimate of Recovery Technology (conventional or unconventional)	Basis of Project (conceptual or pre-development)

Bretaña	440 – 525	3 – 10	Conventional	Pre-development study

Prospective Resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective resources have both an associated chance of discovery and a chance of development. Not all exploration projects will result in discoveries. The chance that an exploration project will result in the discovery of petroleum is referred to as the “chance of discovery.” Thus, for an undiscovered accumulation the chance of commerciality is the product of two risk components-the chance of discovery and the chance of development. There is no certainty that any portion of the prospective resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the prospective resources.

BOE’s may be misleading particularly if used in isolation. A BOE conversion ratio of 6 thousand cubic feet of gas to 1 barrel of oil is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a BOE conversion ratio of 6Mcf:1bbl would be misleading as an indication of value.

Estimates of the Company’s contingent resources and prospective resources are based upon the reports prepared by McDaniel & Associates and GLJ, the Company’s independent qualified reserves evaluators, as at the effective dates that are specified in this press release. The estimates of contingent and prospective resources provided in this press release are estimates only and there is no guarantee that the estimated contingent and prospective resources will be recovered. Actual contingent and prospective resources may be greater than or less than the estimates provided in this in this press release and the differences may be material. There is no assurance that the forecast price and cost assumptions applied by McDaniel & Associates and GLJ in evaluating Gran Tierra’s contingent and prospective resources will be attained and variances could be material. There is no certainty that any portion of the prospective resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the prospective resources. There is also uncertainty that it will be commercially viable to produce any part of the contingent resources.

Estimates of contingent and prospective resources are by their nature more speculative than estimates of proved reserves and would require substantial capital spending over a significant number of years to implement recovery. Actual locations drilled and quantities that may be ultimately recovered from our properties will differ substantially. In addition, we have made no commitment to drill, and likely will not drill, all of the drilling locations that have been attributable to these quantities.

Except as otherwise set forth herein, the prospective resources estimates that are referred to herein are un-risked as to both chance of discovery and chance of development and the contingent resources estimates that are referred to herein are un-risked as to chance of development (i.e. the level of risk associated with the chance of discovery and chance of development was not assessed by GLJ as part of the evaluations that were conducted). Risks that could impact the chance of discovery and chance of development include, without limitation: geological uncertainty and uncertainty regarding individual well drainage areas; uncertainty regarding the consistency of productivity that may be achieved from lands with attributed resources; potential delays in development due to product prices, access to capital, availability of markets and/or take-away capacity; and uncertainty regarding potential flow rates from wells and the economics of those wells.

The following classification of contingent and prospective resources is used in the presentation:

•	Low Estimate (or 1C) means there is at least a 90 percent probability (P90) that the quantities actually recovered will equal or exceed the low estimate.
•	Best Estimate (or 2C) means there is at least a 50 percent probability (P50) that the quantities actually recovered will equal or exceed the best estimate.
•	High Estimate (or 3C) means there is at least a 10 percent probability (P10) that the quantities actually recovered will equal or exceed the high estimate.

On January 31, 2015, Gran Tierra received the draft results of a reserves estimate for Bretaña field in Peru, provided by its independent reserves auditor, GLJ, in response to the drilling results of the Bretaña Sur 95-3-4-1X appraisal well subsequent to year-end 2014. As expected, this drilling data did result in a reduction of the Probable and Possible reserves associated with the Bretaña Field and, following a review of the draft report for the updated reserves, and considering the current low oil price environment and the significant aspects of the Bretaña Field project no longer in line with Gran Tierra’s strategy, the Board of Directors determined that they would not proceed with the further capital investment required to develop the Bretaña Field. As a result of this decision, all 2P and 3P reserves associated with the field were reduced to nil and reclassified as contingent resources in a report prepared by GLJ and effective January 31, 2015. Please see the press release of Gran Tierra dated March 1, 2015 and filed on SEDAR (www.sedar.com) on March 4, 2015, for a further discussion of these contingent resources. The contingent resource estimate was prepared in compliance with National Instrument 51-101 – Standards of Disclosure for Oil and Gas Activities and the Canadian Oil and Gas Evaluation Handbook.

In general, the significant factors that may change the prospective resources and contingent resources estimates include further delineation drilling, which could change the estimates either positively or negatively, future technology improvements, which would positively affect the estimates, and additional processing capacity that could affect the volumes recoverable or type of production. Additional facility design work, development plans, reservoir studies and delineation drilling is expected to be completed by the Company in accordance with its long-term resource development plan.

As used in this press release, “MMbbl” and “MMcf” mean million barrels of crude oil and million cubic feet of conventional natural gas, respectively.

CAUTIONARY NOTE TO U.S. INVESTORS

The U.S. Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions of such terms. In this press release, the Company uses the terms contingent resources and prospective resources. The SEC guidelines strictly prohibit the Company from including this term in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the other reports and filings with the SEC, available from the Company’s offices or website. These forms can also be obtained from the SEC via the internet at www.sec.gov or by calling 1-800-SEC-0330.